Exhibit 10.4
                  STOCK REDEMPTION AND SETTLEMENT AGREEMENT


      This Stock Redemption and Settlement Agreement (this "Agreement") is made as of January 22, 2002 between ASPi Europe, Inc., a Delaware corporation ("ASPi") and F. Thomas Winters III ("Winters") and Scott Dow ("Dow") (Winters and Dow are collectively refereed to as the "Holders") (ASPi and the Holders are collectively referred to herein as the "Parties").

                                    RECITALS

      WHEREAS:

A. The Parties desire to terminate certain business arrangements on terms mutually agreeable among them.

B. The Holders together own approximately 2,944,611 Exchangeable Shares (the "Exchangeable Shares") of GrowthExperts Group Inc. ("GrowthExperts") which are exchangeable at any time, at the Holder's option, for shares of ASPi's common stock on a one-for-one basis.

C. Winters has the right to purchase 300,000 shares of common stock of ASPi (the "Options").

D. The Parties desire that Exchangeable Shares and Options be terminated on the terms and conditions as set forth in this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the representations, warranties, mutual covenants, and agreements of the Parties contained in this Agreement, the Parties hereby agree as follows:

                                    ARTICLE 1
                              TERMS OF TERMINATION

1.1 Termination of Shares and Options. Upon execution of this Agreement, each Holder agrees not to convert their respective Exchangeable Shares or Options (the "Securities") into common shares of ASPi. At the Closing (as defined in Section 2.1 hereof), the Holders hereby terminate any and all right, title, and ownership interest in the Securities. The Securities are free and clear of all liens, security interests, charges and encumbrances of any kind or nature in consideration of the benefits provided herein.

1.2 Voting at meeting of Holders. The Holders must vote "For" the three proposals as set out in the information circular for the meeting of Exchangeable Shareholders on January 22, 2002.

                                    ARTICLE 2
                                   THE CLOSING

2.1 Closing. The closing of the transactions contemplated in this Agreement shall occur on the earlier of January 23, 2002 or (b) on the day the conditions set forth in Article 3 are satisfied or waived in writing by the Parties hereto (the "Closing").

      2.2 Obligations of Holders at the Closing. At the Closing, the Holders hereby agree to deliver to ASPi the following instruments and documents:

a. a copy of the executed minutes of the meeting of Exchangeable Shareholders of GrowthExperts, dated January 22, 2002, whereby the Exchangeable Shareholders voted "For" all three proposals as set out in the information circular;

b. an executed copy of the amended Voting and Exchange Agreement and an executed copy of the amended Support Agreement; and

c. the resignation of Winters and Dow, in the form attached hereto as Schedule A and Schedule B.
      ----------    -----------

                                    ARTICLE 3
                            CONDITIONS TO THE CLOSING

3.1 Conditions to the Closing. The obligations of the Parties at the Closing are subject to the satisfaction of each of the following conditions:

a. executed minutes of the Exchangeable Shareholders, dated January 22, 2002, whereby all three proposals have been successfully passed;

b. executed amendments to the Voting and Exchange Agreement and Support Agreement as set out in the information circular of the meeting of Exchangeable Shareholders on January 22, 2002;

c.    the filing of the  amended  Articles  of  Amalgamation  with the Alberta
      Government which terminates all conversion rights of Exchangeable Shareholders; and

b. No Exchangeable Shareholder has exercised his/her/its rights to acquire common shares of ASPi prior to the filing of the amended Articles of Amalgamation with the Alberta Government.

                                    ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

      The Holders represent and warrant to ASPi that at the date of this
Agreement:

      4.1 Authority. No permit, consent, approval, authorization or other order of or filing with any other person or entity is required, other than those described in this Agreement, in connection with the execution, delivery, and performance by the Holders of this Agreement, and the transactions contemplated by this Agreement shall not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which the Holders is a party or otherwise bound.

      4.2 Ownership of the Securities. The Securities conveyed by the Holders herein are free and clear of all liens, encumbrances, pledges, restrictions on sale or transfer (other than restrictions imposed by applicable securities laws), preemptive rights, options, and claims of any and all kind.

      4.3 Restrictive Documents. The Holders are not subject to, or a party to, any agreement, contract, order, judgment or decree or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF ASPi

      ASPi represent and warrant to the Exchangeable Shareholders at the date of this Agreement:

      5.1 Authority. No permit, consent, approval, authorization or other order of or filing with any other person or entity is required, other than board of director approval, in connection with the execution, delivery, and performance by ASPi of this Agreement, and the transactions contemplated by this Agreement shall not result in the violation or breach of any term or provision of, or constitute (with or without due notice or lapse of time or both) a default under any agreement or instrument to which ASPi are a party or otherwise bound.

      5.2 Restrictive Documents. ASPi is not subject to, or a party to, any agreement, contract, order, judgment or decree or any other restriction of any kind or character which would prevent consummation of the transactions contemplated by this Agreement.

                                    ARTICLE 6
                         MUTUTAL RELEASE OF THE PARTIES

      6.1 Release of the Holders. Effective as of the Closing, ASPi, for themselves and on behalf of all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns (collectively, the "ASPi Releasing Parties"), hereby unconditionally releases and forever discharges the Holders and all direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of each such party, of and from any and all obligations, duties, claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the ASPi Releasing Parties may have had or may now have with respect to any matters whatsoever arising under or in any way related to the Amalgamation and Re-organization Agreement. This includes the release of the Holders of the US $150,000 promissory note dated May 1, 2001 between ASPi, GrowthExperts and the Holders.

      6.2 Release of ASPi. Effective as of the Closing, the Holders, for themselves and on behalf of all direct and indirect partners, officers, directors, employees, affiliates, representatives, agents, trustees, beneficiaries, predecessors in interest, successors in interest and nominees of each such party (collectively, the "Holder Releasing Parties"), hereby releases and forever discharges ASPi, and all affiliated persons and entities, representatives, and all predecessors in interest, successors and assigns, of and from any and all claims, demands, actions and causes of action, whether known or unknown, fixed or contingent, that any of the Holder Releasing Parties may have had or may now have with respect to any matters whatsoever arising under or in any way related to ASPi's performance of its obligations under the Amalgamation and Re-organization Agreement dated June 11, 2001, the Amending Agreement dated June 29, 2001 or the Holders ownership of the Securities.

      6.3 No Conveyance Prior to Mutual Release. Each of the Parties hereto represents, warrants and covenants that it has not, and at the time this Agreement becomes effective will not have, sold, assigned, transferred or otherwise conveyed to any other person or entity all or any portion of its rights, claims, demands, actions or causes of action herein released.

                                    ARTICLE 7
                               GENERAL PROVISIONS

     7.1 Entire Agreement. This Agreement, and the Schedules attached hereto, contain the entire understanding of the Parties with respect to the transactions contemplated in this Agreement and the terms of this Agreement expressly replace and supersede any prior oral or written communication, understanding or agreement among the Parties including, but not limited to the future obligations of the Parties, and this Agreement may be amended only by agreement in writing executed by the Parties.

      7.3 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear such party's own expenses incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including all fees and expenses of such party's representatives. The prevailing party in any action to enforce, interpret, or recover damages for breach of this Agreement shall be entitled to the award of reasonable attorneys' fees and costs at all levels of proceedings.

      7.4 Confidentiality. The Parties agree that this Agreement and the transactions provided for herein shall be held in confidence by each of them, except incident to judicial process and as otherwise approved by the Parties to this Agreement (which consent shall not be unreasonably withheld), or as necessary to accomplish the transactions provided herein.

       7.5  Notices.
            -------

             a. All notices, consents, requests, instructions, approvals and other communications provided for in this Agreement shall be validly given, made or served, if in writing and delivered personally or sent by certified mail, return receipt requested to:

             Holders:               F. Thomas Winters III
                                    4250 East Placita Baja
                                    Tucson, AX 85718

             ASPi:                  Patrick McGrath
                                    ASPi Europe, Inc.
                                    1940 West 11th Avenue
                                    Vancouver, BC  V6J 2C6
                                    Canada
                                    Fax (604) 687-7684

            b. The address of a party provided in a. above may be changed by that party by giving written notice to all other Parties.

      7.6 Termination. This Agreement and the transactions contemplated hereby may be terminated by either: (a) mutual agreement of the Parties or (b) in the event the Closing does not occur on or before January 23, 2002. Notwithstanding the provisions of this Section, termination of this Agreement shall not relieve any party of its liability for breach of any provisions of this Agreement.

       7.7 Choice of Law, Jurisdiction and Venue. It is the intention of the Parties hereto that this Agreement and the performance hereunder shall be interpreted and construed in accordance with and pursuant to the laws of the Province of British Columbia. Any action or proceeding arising out of or in connection with this Agreement shall be brought in the Province or federal courts in Vancouver, British Columbia, and the Parties hereby consent to the jurisdiction and venue of those courts.

       7.8 Survival. The representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing of the transaction contemplated in this Agreement.

     7.9 Heading. The headings of the articles and sections herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

     7.10 Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, that provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

       7.11 Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns and all of their past, present, and future principals, officers, directors, agents, and employees and their respective heirs and legal representatives. None of the Parties may assign any rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld.

       7.12 Time is of the Essence.  Time is of the essence in this Agreement.
            ----------------------

       7.13 Further Assurances. The Parties agree (a) to furnish upon request to the other party such further information, (b) to execute and deliver to the other party such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

       7.14 Cooperation Among the Parties. The Parties agree to cooperate in performing their duties under this Agreement, including without limitation, those provided under Articles 2 and 3 above.

      7.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, when taken together shall be deemed to constitute one and the same agreement.

Dated as of the day and year first above written.

ASPI EUROPE, INC.,
a Delaware corporation


____"Patrick McGrath"__________________
Patrick McGrath, Chief Financial Officer





        "Scott Dow"                            "F. Thomas Winters III"
------------------------------------      ------------------------------------
SCOTT DOW                                 F. THOMAS WINTERS III

                                   Schedule A


                      RESIGNATION OF F. THOMAS WINTERS III


         Effective as of the Closing, as described in the Stock Redemption and Settlement Agreement by and among ASPi Europe, Inc., a Delaware corporation ("ASPi") and the Holders dated January 22, 2002, the terms of which are incorporated herein by reference, I, F. Thomas Winters III, hereby resign any positions I may hold as a director and officer of ASPi, and waive notice of a special meeting of the shareholders of ASPi to elect a replacement director.

         Dated as of January 22, 2002.


   "F. Thomas Winters III"
--------------------------------------
F. Thomas Winters III



ACCEPTED BY:

ASPI EUROPE, INC.
a Delaware corporation


   "Patrick McGrath"
---------------------------------------
Patrick McGrath, Chief Financial Officer

                                   Schedule B


                            RESIGNATION OF SCOTT DOW


         Effective as of the Closing, as described in the Stock Redemption and Settlement Agreement by and among ASPi Europe, Inc., a Delaware corporation ("ASPi") and the Holders dated January 22, 2002, the terms of which are incorporated herein by reference, I, Scott Dow, hereby resign any positions I may hold as a director and officer of ASPi, and waive notice of a special meeting of the shareholders of ASPi to elect a replacement director.

         Dated as of January 22, 2002.


  "Scott Dow"
------------------
Scott Dow



ACCEPTED BY:

ASPI EUROPE, INC.
a Delaware corporation


  "Patrick McGrath"
---------------------
Patrick McGrath, Chief Financial Officer